EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-171841) on Form S-8 of GAIN Capital Holdings, Inc. of our report dated March 31, 2015, relating to our audit of the financial statements of GAIN Capital Holdings, Inc. 2011 Employee Stock Purchase Plan as of December 31, 2014 and for the years ended December 31, 2014 and 2013, which appears in this Annual Report on Form 11-K of GAIN Capital Holdings, Inc. 2011 Employee Stock Purchase Plan for the year ended December 31, 2015.

/s/ RSM US LLP
Stamford, Connecticut
April 14, 2017